Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2023
CRA Reports Highest Quarterly Revenue in Its History
Legal & Regulatory Offerings Drive Growth
CRA Reaffirms Annual Guidance

BOSTON, May 4, 2023 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended April 1, 2023.
“During the first quarter, CRA continued to build momentum in the business and demand for our services. Revenue increased to $152.8 million, which represents the highest quarterly revenue in the company’s history. On a constant currency basis, revenue grew 5.1% year over year to $155.9 million,” said Paul Maleh, CRA’s President and Chief Executive Officer. “CRA’s Legal & Regulatory offerings drove our overall revenue growth. Four practices—Antitrust & Competition Economics, Financial Economics, Forensic Services, and Labor & Employment—grew year over year, with Forensics Services and Labor & Employment each posting double-digit revenue growth. Our North American and international operations both expanded in the first quarter, led by our international operations which grew by 8.8% year over year.”

Highlights for First Quarter Fiscal 2023
•Revenue grew 3.0% year over year to $152.8 million.
•Utilization was 70%, and quarter-end headcount increased 10.7% year over year.
•Net income decreased 21.9% year over year to $8.9 million, or 5.8% of revenue, compared with $11.4 million, or 7.7% of revenue, in the first quarter of fiscal 2022; non-GAAP net income decreased 17.9% year over year to $9.4 million, or 6.1% of revenue, compared with $11.4 million, or 7.7% of revenue, in the first quarter of fiscal 2022.
•Earnings per diluted share decreased 19.1% year over year to $1.23 from $1.52 in the first quarter of fiscal 2022; non-GAAP earnings per diluted share decreased 14.6% year over year to $1.29 from $1.51 in the first quarter of fiscal 2022.
•Non-GAAP EBITDA decreased 10.7% to $16.7 million, or 10.9% of revenue, compared with $18.7 million, or 12.6% of revenue, in the first quarter of fiscal 2022.
•On a constant currency basis relative to the first quarter of fiscal 2022, revenue, GAAP net income, and earnings per diluted share would have been higher by $3.1 million, $0.8 million, and $0.11 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and non-GAAP EBITDA would have been higher by $0.8 million, $0.10 per diluted share, and $1.1 million, respectively.
•CRA returned $23.3 million of capital to its shareholders, consisting of $2.7 million of dividend payments and $20.6 million for share repurchases of approximately 181,000 shares.

Management Commentary and Financial Guidance
“Through the first quarter of fiscal 2023, on a constant currency basis, CRA reported year-over-year revenue growth of 5.1% and non-GAAP EBITDA margin of 11.4%. Both metrics are squarely in the range of our previously announced financial guidance for the year,” said Maleh. “Consequently, we are reaffirming our financial guidance for full-year fiscal 2023. As a reminder, our previously stated guidance is provided on a constant-currency basis relative to fiscal 2022 and calls for expected revenue in the range of $615.0 million to $640.0 million and non-GAAP EBITDA margin in the range of 10.8% to 11.5%. While we are pleased with CRA’s performance to begin the year, we remain mindful that uncertainties around global economic, business, health, and political conditions can affect our business.”
CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.
Quarterly Dividend
On May 4, 2023, CRA announced a quarterly cash dividend of $0.36 per common share, payable on June 9, 2023 to shareholders of record as of May 30, 2023. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2023 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO Dan Mahoney under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP net income per share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. Non-GAAP net income and non-GAAP net income per share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.
All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2023 on a constant currency basis relative to fiscal 2022 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; the impact of epidemics or pandemics such as the COVID-19 pandemic; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%
Cost of services (exclusive of depreciation and amortization)	107,837	70.6%	104,060	70.1%
Selling, general and administrative expenses	28,372	18.6%	25,817	17.4%
Depreciation and amortization	2,943	1.9%	2,976	2.0%
Income from operations	13,693	9.0%	15,529	10.5%

Interest expense, net	(571)	-0.4%	(208)	-0.1%
Foreign currency gains (losses), net	(528)	-0.3%	199	0.1%
Income before provision for income taxes	12,594	8.2%	15,520	10.5%
Provision for income taxes	3,676	2.4%	4,094	2.8%
Net income	$8,918	5.8%	$11,426	7.7%

Net income per share:
Basic	$1.25		$1.55
Diluted	$1.23		$1.52

Weighted average number of shares outstanding:
Basic	7,119		7,360
Diluted	7,252		7,503

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%

Net income	$8,918	5.8%	$11,426	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Foreign currency (gains) losses, net	528	0.3%	(199)	-0.1%
Tax effect on adjustments	(139)	-0.1%	(6)	—%
Non-GAAP net income	$9,350	6.1%	$11,392	7.7%

Non-GAAP net income per share:
Basic	$1.31		$1.54
Diluted	$1.29		$1.51

Weighted average number of shares outstanding:
Basic	7,119		7,360
Diluted	7,252		7,503

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
APRIL 1, 2023 COMPARED TO APRIL 2, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 1, 2023	As a % of Revenue	April 2, 2022	As a % of Revenue
Revenues	$152,845	100.0%	$148,382	100.0%

Net income	$8,918	5.8%	$11,426	7.7%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	21	—%	—	—%
Acquisition-related costs	22	—%	171	0.1%
Foreign currency (gains) losses, net	528	0.3%	(199)	-0.1%
Tax effect on adjustments	(139)	-0.1%	(6)	—%
Non-GAAP net income	$9,350	6.1%	$11,392	7.7%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	571	0.4%	208	0.1%
Provision for income taxes	3,815	2.5%	4,100	2.8%
Depreciation and amortization	2,943	1.9%	2,976	2.0%
Non-GAAP EBITDA	$16,679	10.9%	$18,676	12.6%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	April 1, 2023	December 31, 2022
Assets
Cash and cash equivalents	$35,519	$31,447
Accounts receivable and unbilled services, net	197,222	194,987
Other current assets	25,544	22,426
Total current assets	258,285	248,860

Property and equipment, net	43,734	45,582
Goodwill and intangible assets, net	101,809	101,510
Right-of-use assets	93,610	96,725
Other assets	64,618	58,240
Total assets	$562,056	$550,917

Liabilities and Shareholders’ Equity
Accounts payable	$22,846	$27,584
Accrued expenses	104,413	155,864
Current portion of lease liabilities	16,164	15,972
Revolving line of credit	100,000	—
Other current liabilities	10,348	17,705
Total current liabilities	253,771	217,125
Non-current portion of lease liabilities	101,921	106,008
Other non-current liabilities	9,580	16,630
Total liabilities	365,272	339,763

Total shareholders’ equity	196,784	211,154
Total liabilities and shareholders’ equity	$562,056	$550,917

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	April 1, 2023	April 2, 2022
Operating activities:
Net income	$8,918	$11,426
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	7,197	7,086
Accounts receivable and unbilled services	(1,353)	(7,110)
Working capital items, net	(84,813)	(73,240)
Net cash used in operating activities	(70,051)	(61,838)

Investing activities:
Purchases of property and equipment, net	(562)	(1,346)
Consideration paid for acquisition, net	(570)	(10,639)
Net cash used in investing activities	(1,132)	(11,985)

Financing activities:
Issuance of common stock, principally stock options exercises	—	341
Borrowings under revolving line of credit	105,000	60,000
Repayments under revolving line of credit	(5,000)	—
Tax withholding payments reimbursed by shares	(1,873)	(897)
Cash dividends paid	(2,702)	(2,377)
Repurchase of common stock	(20,577)	(4,956)
Net cash provided by financing activities	74,848	52,111

Effect of foreign exchange rates on cash and cash equivalents	407	(716)

Net increase (decrease) in cash and cash equivalents	4,072	(22,428)
Cash and cash equivalents at beginning of period	31,447	66,130
Cash and cash equivalents at end of period	$35,519	$43,702

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$23	$(211)
Excise tax on share repurchases	$(173)	$—
Right-of-use assets obtained in exchange for lease obligations	$—	$1,210
Supplemental cash flow information:
Cash paid for taxes	$1,081	$1,622
Cash paid for interest	$124	$97
Cash paid for amounts included in operating lease liabilities	$5,474	$5,285